UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event report): March 21, 2007

WIND RIVER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33061	94-2873391
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Wind River Way, Alameda, California 94501

(Address of principal executive offices, including zip code)

(510) 748-4100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

Equity Awards. On March 21, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Wind River Systems, Inc. (the “Company”) granted the following executive officer equity awards in the amounts noted after his name: Scot Morrison, Senior Vice President of Engineering (37,500 stock options and 13,000 restricted stock units). On March 27, 2007, the Compensation Committee approved the following equity award grants to the following executive officers, effective March 28, 2007: Kenneth R. Klein, Chairman of the Board, President and Chief Executive Officer (250,000 stock options and 80,000 restricted stock units); and John J. Bruggeman, Vice President of Worldwide Marketing and Chief Marketing Officer (37,500 stock options and 13,000 restricted stock units). These equity awards represent these executives’ annual equity awards under the Company’s 2005 Equity Incentive Plan. The 2005 Equity Incentive Plan is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on June 9, 2005.

Each of the stock options vests 25% on the first anniversary of the date of grant, and  1/48 monthly thereafter, and is otherwise subject to the terms of the Company’s standard form of stock option agreement, which is attached as Exhibit 10.1. Each of the restricted stock units represents a contingent right to receive one share of the Company’s common stock. The restricted stock units vest 25% on each of March 28, 2008, 2009, 2010 and 2011, assuming the executive’s continued employment with the Company, and are otherwise subject to the terms of the Company’s standard form of restricted stock unit agreement, which is attached hereto as Exhibit 10.2. Each of the equity awards vests 100% upon the death of the executive officer if he is employed by the Company at the time of death.

The executives’ equity awards are subject to acceleration of vesting upon the occurrence of certain events. In the event Mr. Klein’s employment with Wind River is terminated other than for Cause, or if he resigns his employment with Good Reason (as each term is defined in his employment agreement, filed as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the SEC on November 6, 2003 (the “Employment Agreement”)) in each case other than within 12 months following a Change of Control (as that term is defined in his Employment Agreement), Mr. Klein will receive 12 months of additional credit toward the vesting and exercisability of his equity awards. If his termination of employment occurs within 12 months following a Change of Control, Mr. Klein’s awards will vest in full. Each of the above stock option grants for Messrs. Bruggeman and Morrison is subject to acceleration of vesting under the terms of the Company’s Executive Officers’ Change in Control Incentive and Severance Benefit Plan, filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 21, 1998 (“COC Plan”). Pursuant to the terms of the COC Plan, upon the event of a Change of Control (as defined in the COC Plan) the vesting schedule for these stock option grants will be accelerated by twelve (12) months. Additionally, the respective stock option grants will become full vested and exerciseable on the Termination Date (as defined in the COC Plan) to the extent these options would vest if the applicable executive officer completed twelve (12) months of employment following the Termination Date.

Acceleration of vesting for each executive is also subject to receipt by the Company of a general release of claims from each such officer.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Stock Option Agreement for use in connection with the Company’s 2005 Equity Incentive Plan

10.2	Form of Restricted Stock Unit Agreement for use in connection with the Company’s 2005 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2007	WIND RIVER SYSTEMS, INC.

	By:	/s/ Ian Halifax
Ian Halifax
Chief Financial Officer, Senior Vice President, Finance and Administration, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Stock Option Agreement for use in connection with the Company’s 2005 Equity Incentive Plan

10.2	Form of Restricted Stock Unit Agreement for use in connection with Company’s 2005 Equity Incentive Plan